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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES



Pegasus No. 1, LLC                                      Delaware
Pegasus GP, LLC                                         Delaware
Pegasus Business Intelligence, LP                       Delaware
Pegasus No. 2, LLC                                      Delaware
TravelWeb, LP                                           Delaware
Pegasus Solutions, Inc. (UK) Limited                    UK
Pegasus Solutions Acquisition Company                   Delaware
Pegasus Solutions Limited                               UK
Pegasus Solutions Companies                             Delaware
Anasazi (UK) Ltd.                                       UK
Anasazi Travel Resources GmbH                           Germany
Anasazi Travel Resources K.K                            Japan
Anasazi Travel Resources Pte Ltd                        Singapore
Golden Tulip Worldwide Ltd.                             UK
Paycom Limited                                          UK
PT Utell International                                  Indonesia
Pegasus Solutions, S.A. de C.V.                         Mexico
Pegasus Solutions Pension Trustees Limited              UK
Summit International Hotels Limited                     UK
Pegasus Solutions (Netherlands) B.V.                    Netherlands
Pegasus Solutions/Utell (Singapore) Pte Ltd             Singapore
Pegasus Solutions Australia Pty Limited                 Australia
Utell India Private Limited                             India
Utell International                                     UK
Pegasus Solutions (Chile) Limitada                      Chile
Utell International (Ireland) Limited                   Ireland
Utell International (Thailand) Ltd.                     Thailand
Utell International (U.K.) Limited                      UK
Utell International Columbia Ltda                       Columbia
Utell International Do Brasil Turismo Ltda              Brazil
Pegasus Solutions Korea Ltd.                            Korea
Pegasus Solutions Srl                                   Italy